UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 11, 2021

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 100

Rosemont, IL 60018

(Address of principal executive offices) (Zip code)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On January 11, 2021, Pietro Satriano, Chairman and Chief Executive Officer of US Foods Holding Corp. (the “Company”), and Dirk Locascio, Chief Financial Officer of the Company, will present at the ICR Conference. During the presentation, the Company expects to provide a general business update, including recent total case volume trends, and to comment on the Company’s Adjusted EBITDA expectations for the fourth fiscal quarter 2020.

A live audio webcast of the presentation, which is scheduled to begin at 1:30 p.m. EST, may be accessed by visiting the Investor Relations page of the Company’s website at https://ir.usfoods.com. A copy of the slides prepared by the Company that will be referenced by Messrs. Satriano and Locascio during their presentation is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Statements in this Form 8-K which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and the Company’s experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements, including, among others: any declines in the consumption of food prepared away from home; the extent and duration of the negative impact of the COVID-19 pandemic on the Company; cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in the Company’s relationships with customers and group purchasing organizations; the Company’s ability to increase or maintain the highest margin portions of its business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; the Company’s reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; environmental, health and safety and other governmental regulation, including actions taken by national, state and local governments to contain the COVID-19 pandemic, such as travel restrictions or bans, social distancing requirements, and required closures of non-essential businesses; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; and potential interest rate increases.

Discussion of additional risks and uncertainties are included in the sections entitled “Risk Factors” and “Forward-Looking Statements” in the Annual Report of the Company on Form 10-K for the fiscal year ended December 28, 2019 and the Quarterly Report of the Company on Form 10-Q for the quarterly period ended September 26, 2020, which were filed with the Securities and Exchange Commission on February 13, 2020 and November 2, 2020, respectively. The forward-looking statements contained in this Form 8-K speak only as of the date of this Form 8-K. We undertake no obligation to update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

99.1	US Foods Holding Corp. ICR Conference Presentation dated January 11, 2021.

104	Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Dated: January 11, 2021

	By:	/s/ Dirk Locascio
	Name:	Dirk Locascio
	Title:	Chief Financial Officer